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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated May 28, 2002 (except for Notes B-6 and H, as to which the date is July 28, 2002), accompanying the statement of assets acquired and liabilities assumed and the related statement of revenue and direct operating expenses of the domestic operating assets previously used by Winstar Communications, Inc. and certain of its subsidiaries and acquired by IDT Corporation to operate a competitive local exchange carrier in multiple jurisdictions using fixed wireless technology, as of December 31, 2000 and for the year then ended included in the current report on Form 8-K/A of IDT Corporation dated December 19, 2001 filed with the Securities and Exchange Commission on August 28, 2002, which is incorporated by reference in this Registration Statement on Form S-8 (File No. 333-63282). We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

New York, New York
October 4, 2002